                                                                    EXHIBIT 99.2


                FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER
                -----------------------------------------------

     THIS FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER, dated May 30, 1995, is made and entered into by and among CIRCUS CIRCUS ENTERPRISES, INC., a Nevada corporation, M.S.E. INVESTMENTS, INCORPORATED, a Nevada corporation, LAST CHANCE INVESTMENTS, INCORPORATED, a Nevada corporation, GOLDSTRIKE INVESTMENTS, INCORPORATED, a Nevada corporation, DIAMOND GOLD, INC., a Nevada corporation, GOLD STRIKE AVIATION, INCORPORATED, a Nevada corporation, GOLDSTRIKE FINANCE COMPANY, INC., a Nevada corporation, OASIS DEVELOPMENT COMPANY, INC., a Nevada corporation, MICHAEL S. ENSIGN, an individual, WILLIAM A. RICHARDSON, an individual, DAVID R. BELDING, an individual, PETER A. SIMON II, an individual and ROBERT J. VERCHOTA, an individual. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Agreement and Plan of Merger (as defined below).

                                 RECITALS
                                 --------

          WHEREAS, the parties hereto entered into an Agreement and Plan of Merger, dated as of March 19, 1995 (the "Agreement and Plan of Merger"); and

          WHEREAS, the parties hereto desire to amend the Agreement and Plan of Merger.

          NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do agree to amend the Agreement and Plan of Merger as follows:

          1. Section 1.1 of the Agreement and Plan of Merger entitled "Definitions" shall be and is hereby amended to substitute the following definition of "Joint Ventures:"

     "JOINT VENTURES" shall mean (a) Lakeview Gaming (but excluding Lakeview Company and Pioneer Investment Group), (b) Elgin Riverboat Resort (but excluding RBG), (c) Pine Hills Development (but excluding Family Lands) and
     (d) Victoria Partners (but excluding MRGS).

          2. Section 1.1 of the Agreement and Plan of Merger entitled "Definitions" shall be and is hereby amended to substitute the following definition of "Registration Rights Agreement:"

     "REGISTRATION RIGHTS AGREEMENT" shall mean the Registration Rights Agreement by and among the Company and each of the Target Company Shareholders, the Individuals and Verchota, substantially in the form attached hereto as Exhibit "D".

          3. Section 2.1(c) of the Agreement and Plan of Merger entitled "Ancillary Agreements" shall be and is hereby amended to read in its entirety as follows:

     On the Closing Date, upon the terms and subject to the conditions of this
     Agreement: the Company and Verchota shall execute and deliver the Verchota Assignment Agreement, the Company and Ensign shall execute and deliver the Ensign Assignment Agreement, the Company and Simon shall execute and deliver the Simon Assignment Agreement, the Company and each of the Target Company Shareholders, the Individuals and Verchota shall execute and deliver the Registration Rights Agreement, each of the Circus Circus Senior Executives and the Gold Strike Senior Executives and the Company shall execute and deliver a Senior Executive Employment Agreement and each of the

     Target Company Shareholders and Schaeffer and the Company shall execute and deliver the Standstill Agreement.

          4. Section 2.2 of the Agreement and Plan of Merger entitled "Consideration for the Mergers and Transfers" shall be and is hereby amended to read in its entirety as follows:

     In consideration of the Mergers and the Transfers, the Company shall issue (the "STOCK ISSUANCE") fully paid and nonassessable shares of its Common Stock to the Target Company Shareholders and Verchota. The total number of shares of Common Stock to be issued shall be 16,291,551 shares, plus cash of $11,839,535. The cash and shares of Common Stock to be issued in the Stock Issuance shall be allocated among the Target Company Shareholders and Verchota as follows:

                         Total Consideration   Total Shares        Total Cash
     Michael S. Ensign             39.92616%   6,501,933           $4,795,193
     Richardson                    39.65520%   6,457,807           $4,762,650
     Belding                        9.89609%   1,611,567           $1,188,535
     Simon                          9.10194%   1,482,242           $1,093,157
     Verchota                       1.42061%     238,002                $0

     The Target Company Shareholders and Verchota acknowledge that the shares of Common Stock to be issued in the Stock Issuance will not be registered under the Securities Act or under any state securities law and that they will be listed on the New York Stock Exchange. Of the cash to be received by Ensign and Simon, $300,000 shall be allocated to each of the Ensign Assignment Agreement and the Simon Assignment Agreement.

          5. Section 3.4 of the Agreement and Plan of Merger entitled "Ownership of Each of the Joint Ventures" shall be and is hereby amended to substitute the following ownership table for "Lakeview Gaming":

          ENTITY              PARTNERS/                       OWNERSHIP
                              MEMBERS                         INTEREST
     Lakeview Gaming            Lakeview Company                  12.5%
                                Railroad Pass                     12.5%
                                Jean Development                  12.5%
                                Jean West                         12.5%
                                Jean North                        12.5%
                                Pioneer Investment Group          12.5%
                                Nevada Landing                    12.5%
                                GSLV                              12.5%

          6. Section 3.16 of the Agreement and Plan of Merger entitled "Financial Statements" shall be and is hereby amended to add a new subsection
(c) as follows:

     (c) The Target Companies have previously delivered to the Company copies of the Target Companies' (excluding ODC and investments in Fuel and Fuel
     West), the Acquired Entities' and the Joint Ventures' (except that the investment in the Elgin Riverboat Resort is recorded under the equity method of accounting) audited combined financial statements for their year ended December 31, 1994 (the "Audited Year-End Financials"). The Audited Year-End Financials fairly present in all material respects the financial position and results of operations of the Target Companies (excluding ODC and investments in Fuel and Fuel West), the Acquired Entities and the Joint Ventures on a combined basis in accordance with generally accepted accounting principles applied on a basis consistent with prior periods, except as may be indicated in the notes or schedules thereto, and except
     (i) the income of Fuel and Fuel West is presented in discontinued operations and (ii) the financial position and results of operations of the Elgin Riverboat Resort are recorded under the equity method of accounting. The Audited Year-End Financials have been audited by, and include the related opinions of, Arthur Andersen LLP, independent public accountants, which place reliance on Coopers & Lybrand with regard to the investment in, and equity income derived from, the Elgin Riverboat Resort. The combined balance sheets included in the Audited Year-End Financials fairly present in all material respects the combined financial condition of the entities set forth therein as at their respective dates, and the statements of income and retained earnings and of cash flows, fairly present in all material respects the combined operations of the entities set forth therein for the periods ended on the respective dates of the related balance sheets.

          7. Section 3.31 of the Agreement and Plan of Merger entitled "Investment Representations" shall be and is hereby amended to read in its entirety as follows:

     (a) Each of the Target Company Shareholders and Verchota understands that the Common Stock to be issued and delivered to him in the Stock Issuance has not been registered pursuant to the registration requirements of the Securities Act by reason of the reliance on an exemption from the registration requirements of the Securities Act pursuant to Section 4(2) thereof.

     (b) Each of the Target Company Shareholders and Verchota (i) has the capacity to protect his own interests in connection with the transactions contemplated hereby, (ii) is able to bear the economic risk thereof, (iii) is knowledgeable, sophisticated and experienced in business and financial matters and has previously invested in securities similar to the Common Stock, and (iv) is an "accredited investor" (as such term is defined in Rule 501(a) of Regulation D under the Securities Act) or if not an "accredited investor," is either alone or with his "purchaser representative" (as such term is defined in Rule 501(h) of Regulation D under the Securities Act) such knowledge and experience in financial matters that he is capable of evaluating the merits and risks of an investment in the Common Stock. The Company has delivered or made available to each of the Target Company Shareholders and Verchota such documents, materials and information pertaining to the Company as he may have requested and has afforded him an opportunity to ask questions of and receive answers from the Company and its executive officers and representatives.

     (c) Each of the Target Company Shareholders and Verchota understands that the Common Stock to be issued in the Stock Issuance may not be sold, transferred or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the same or an available exemption from registration under the Securities Act, such Common Stock must be held indefinitely. In the absence of an effective registration statement under the Securities Act or an exemption therefrom, each of the Target Company Shareholders and Verchota will not sell, transfer or otherwise dispose of any Common Stock received in the Stock Issuance, except in a manner consistent with his representations set forth in this Section.

     (d) Each of the Target Company Shareholders and Verchota understands and acknowledges that each certificate representing the Common Stock issued to him in the Stock Issuance will bear a legend to the following effect:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SECURITIES MAY NOT BE OFFERED, SOLD, OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT PURSUANT TO (I) A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES, WHICH IS EFFECTIVE UNDER SUCH ACT, OR (II) ANY EXEMPTION FROM REGISTRATION UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES, INCLUDING RULE 144, PROVIDED AN OPINION OF COUNSEL IS FURNISHED, REASONABLY SATISFACTORY IN FORM AND SUBSTANCE TO THE COMPANY, THAT AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT IS AVAILABLE."

     (e) Each of the Target Company Shareholders and Verchota represents that he has carefully read this Section and discussed its requirements and other applicable limitations upon his ability to sell, transfer or otherwise dispose of the Common Stock received in the Stock Issuance to the extent that he felt necessary with his counsel and will not make any sale, transfer or other disposition of such Common Stock in violation of the Securities Act or the rules and regulations thereunder.

          8. Section 3.32 of the Agreement and Plan of Merger entitled "Burton Agreement," which shall be re-titled "Burton Contract," is hereby amended to read in its entirety as follows:

     Gold Strike Resorts, Inc. has transferred all of its right, title and interest in and to the Burton Contract to GSLV.

          9. Section 4.2 of the Agreement and Plan of Merger entitled "Capitalization" shall be and is hereby amended to read in its entirety as follows:

     The authorized capital stock of the Company consists of 450,000,000 shares of Common Stock and 75,000,000 shares of Preferred Stock. As of the date of this Agreement (i) 85,852,798 shares of Common Stock are validly issued and outstanding, fully paid and nonassessable, (ii) no shares of Preferred Stock are issued and outstanding and (iii) 5,617,204 shares of Common Stock are issuable upon exercise of outstanding Options heretofore granted. Except as contemplated by clauses (i) through (iii) above, Exhibits E and F hereto, or the Exchange Agreement, and except for the Rights, there are no other shares of capital stock, or other equity securities of the Company outstanding, and no other outstanding options, warrants, rights to subscribe to (including any preemptive rights), calls or commitments of any character whatsoever to which the Company or any of its subsidiaries is a party or may be bound, requiring the issuance or sale of shares of any capital stock or other equity securities of the Company or securities or rights convertible into or exchangeable for such shares or other equity securities, and there are no contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional shares of its capital stock or other equity securities or options, warrants or rights to purchase or acquire any additional shares of its capital stock or other equity securities or securities convertible into or exchangeable for such shares or other equity securities.

          10. Section 5.4 of the Agreement and Plan of Merger entitled "Registration Rights" shall be and is hereby amended to read in its entirety as follows:

     At or prior to the Closing, the Company and each of the Target Company Shareholders and Verchota shall, and shall cause each of the Individuals to, enter into the Registration Rights Agreement.

          11. Section 6.2(b) of the Agreement and Plan of Merger entitled "Additional Conditions to the Company's Obligations" shall be and is hereby amended to read in its entirety as follows:

     None of the Gold Strike Persons' representations and warranties contained in Article 3 shall be untrue in any respect, either when made or at and as of the Effective Time (except as affected by the transactions contemplated by this Agreement).

          12. Section 9.11 of the Agreement and Plan of Merger entitled "Representations and Warranties of Verchota" shall be and is hereby amended to read in its entirety as follows:

     Verchota represents and warrants to the Company that, as of the date of this Agreement, each of the representations and warranties contained in
     Section 3.5 (with respect to his proportionate partnership interest in Railroad Pass), Section 3.10 (only with respect to Verchota), Section 3.12 (only with respect to Verchota) and Section 3.31 (only with respect to Verchota) are true and correct in all respects.

          13. This Amendment shall be and is hereby incorporated in and forms a part of the Agreement and Plan of Merger, and shall be effective as of March 19, 1995.

          14. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

          15. All other terms and provisions of the Agreement and Plan of Merger shall remain unchanged except as specifically modified herein.


                          [Signature page to follow]

          IN WITNESS WHEREOF, each party has executed this Amendment as of the date first above written.

                                   CIRCUS CIRCUS ENTERPRISES, INC.,
                                   a Nevada corporation


                                   By  /s/ Clyde T. Turner
                                     ___________________________________________
                                     Name:      Clyde T. Turner
                                     Title:     President and Chief Executive
                                                Officer


                                   M.S.E. INVESTMENTS, INCORPORATED,
                                   a Nevada corporation


                                   By  /s/ Michael S. Ensign
                                     ___________________________________________
                                     Name:      Michael S. Ensign
                                     Title:     President

                                   LAST CHANCE INVESTMENTS, INCORPORATED,
                                   a Nevada corporation


                                   By  /s/ William A. Richardson
                                     ___________________________________________
                                     Name:      William A. Richardson
                                     Title:     President

                                   GOLDSTRIKE INVESTMENTS, INCORPORATED,
                                   a Nevada corporation


                                   By  /s/ David R. Belding
                                     ___________________________________________
                                     Name:      David R. Belding
                                     Title:     President

                                   DIAMOND GOLD, INC.,
                                   a Nevada corporation


                                   By  /s/ Peter A. Simon II
                                     ___________________________________________
                                     Name:      Peter A. Simon II
                                     Title:     President

                                   GOLD STRIKE AVIATION, INCORPORATED,
                                   a Nevada corporation


                                   By  /s/ William A. Richardson
                                     ___________________________________________
                                     Name:      William A. Richardson
                                     Title:     President

                                   GOLDSTRIKE FINANCE COMPANY, INC.,
                                   a Nevada corporation


                                   By  /s/ Michael S. Ensign
                                     ___________________________________________
                                     Name:      Michael S. Ensign
                                     Title:     President

                                   OASIS DEVELOPMENT COMPANY, INC.
                                   a Nevada corporation


                                   By  /s/ Peter A. Simon II
                                     ___________________________________________
                                     Name:      Peter A. Simon II
                                     Title:     President

                                             /s/ Michael S. Ensign
                                   _____________________________________________
                                                 Michael S. Ensign

                                            /s/ William A. Richardson
                                   _____________________________________________
                                                William A. Richardson

                                              /s/ David R. Belding
                                   _____________________________________________
                                                  David R. Belding

                                              /s/ Peter A. Simon II
                                   _____________________________________________
                                                  Peter A. Simon II

                                             /s/ Robert J. Verchota
                                   _____________________________________________
                                                 Robert J. Verchota

                                      S-2